SECTION 16 POWER OF ATTORNEY

With respect to holdings of and transactions in securities issued by Bandwidth Inc. (the “Company”), the undersigned hereby constitutes and appoints the individuals listed on Schedule A attached hereto and as may be amended from time to time, or any of them signing singly, with full power of substitution and resubstitution, to act as the undersigned’s true and lawful attorney-in-fact to:

1.execute for and on behalf of the undersigned, in the undersigned's capacity as an officer, director and/or 10% or more stockholder of the Company, Forms ID, 3, 4, 5, and Update Passphrase Acknowledgement (and any amendments thereto) in accordance with Section 16(a) of the Securities Exchange Act of 1934, as amended (the “1934 Act”) in accordance with the 1934 Act, and the rules promulgated thereunder;

2.do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form ID, 3, 4, 5, and Update Passphrase Acknowledgement and to file timely such form with the United States Securities and Exchange Commission (the “Commission”) and any stock exchange or similar authority; and

3.take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in the discretion of such attorney-in-fact.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution and resubstitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-facts substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted.

The undersigned acknowledges that the attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is any Company assuming, any of the undersigned’s responsibilities to comply with Section 16 of the 1934 Act.

The undersigned attests and agrees that the use of an electronic signature in any authentication document that includes the undersigned signatory’s typed, conformed signature, and that is filed with or furnished to the Commission by or on behalf of the undersigned signatory, the Company or any of its affiliates, constitutes the legal equivalent of the undersigned signatory’s manual signature for purposes of authenticating the undersigned signatory’s signature to any filing or submission for which it is provided.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms ID, 3, 4, and 5 with respect to the undersigned’s holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the attorneys-in-fact.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 3rd day of July, 2024.

/s/ Devesh Agarwal
Devesh Agarwal

Schedule A
Individuals Appointed as Attorney-in-Fact with Full Power of Substitution and Resubstitution

1. Daryl Raiford	Chief Financial Officer
2. R. Brandon Asbill	General Counsel and Secretary
3. Devin Krupka	Controller and Principal Accounting Officer
4. Leah Webb	Deputy General Counsel and Assistant Secretary
5. Lorna A. Knick
6. Halle Vakani